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                                                                     EXHIBIT 4.5




                       OPTION AGREEMENT FOR THE PURCHASE
                              OF RESTRICTED STOCK


     Agreement dated as of ______________ between Educational Medical, Inc., a Delaware corporation (the "Company") and the employee executing this Agreement (the "Employee").



                             Preliminary Statement

     This Agreement sets forth the terms pursuant to which the Employee shall have the right to purchase from the Company a total of ______ shares of common stock of the Company, $.01 par value (the "Common Stock"), and the terms pursuant to which the Company has the right to repurchase such Common Stock, or a portion of it, under certain circumstances.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

        (a) Effective Time of Termination of Employment. For purposes of this Agreement, Termination of Employment shall be effective upon the giving of written notice of such Termination to the Employee as provided for in Section 9 of this Agreement.

        (b) Expiration Date, with respect to any Optioned Shares shall mean
5 p.m. Eastern Standard Time on the fifth anniversary of the date upon which such Shares became Vested Shares. With respect to Unvested Shares, the Expiration Date shall also mean (i) the Effective Time of Termination of Employment or (ii) the date of death of the Employee. With respect to Vested Shares, the Expiration Date shall also mean (i) 5 p.m. Eastern Standard Time on the 45th day following the Effective Time of Termination of Employment or (ii) 5 p.m. Eastern Standard Time on the 120th day following the death of the Employee.

        (c) Group shall mean (i) the Employee, (ii) the spouse, parents, siblings and lineal descendants of the Employee, (iii) a trust for the benefit of any of the foregoing and (iv) any distributee, legatee or devisee of the Employee, in each case who agrees in writing to be bound by and comply with this Agreement to the same extent as the Employee.

        (d) Optioned Stock or Option Shares shall mean the Shares of Common Stock of the Company which the Employee may purchase pursuant to the terms of this Agreement.


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        (e) Purchase Price shall mean $_____ for each share of Common Stock.

        (f) Sell, as to any share of Optioned Stock, shall mean to sell, or in any other way directly or indirectly transfer, assign, distribute, encumber or otherwise dispose of, either voluntarily or involuntarily; provided, however, that the Employee shall not be deemed to Sell the shares of Optioned Stock if such shares are transferred to a member of the Group of the Employee and such person agrees to be bound by the terms of this Agreement to the same extent as the Employee.

        (g) Selling Group shall mean the Group of the Employee proposing to Sell any of the shares of Optioned Stock, or which has delivered a notice of intention to Sell, pursuant to the provisions of this Agreement.

        (h) Termination of Employment shall mean the termination by the Company of the employment of the Employee for any reason whatsoever or the voluntary termination by the Employee of his employment with the Company.

        (i) Unvested Shares shall mean any shares of Optioned Stock which are not Vested Shares.

        (j) Vested Shares shall mean (i) _____ shares of Optioned Stock as of ______________, (ii) an additional ________ shares of Optioned Stock commencing with and including _____________, (iii) an additional _______ shares of Optioned Stock commencing with and including ___________, (iv) an additional ________ shares of Optioned Stock commencing with and including _________, and
(v) an additional ______ shares of Optioned Stock commencing ____________.

     2. Grant of Option to Employee. Simultaneously with the execution and delivery of this Agreement, the Employee is granted the option (the "Option") to purchase the Optioned Stock for a purchase price of $______per share, upon the terms and conditions set forth in this Agreement.

     3. Exercise of Option. The Option provided for in this Agreement may be exercised only by the Employee or, in the event of the Employee's death, any duly qualified representative of his estate, and only with respect to any Vested Shares. It may be exercised in whole at any time or in part from time to time prior to the Expiration Date. No fractional shares of Common Stock will be issued. The Employee may exercise this purchase right by giving written notice of such exercise at the general corporate offices of the Company located at 1327 Northmeadow Parkway, Suite 132, Roswell, Georgia 30076 (or at such other agency or office of the Company as it may designate by notice in writing to the Employee) and by payment to the Company of the Purchase Price in cash or by check for each Vested Share being purchased. In the event of any exercise of the Options provided for in this Agreement, certificates for the shares of



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Common Stock so purchased, registered in the name of the person entitled to receive the same, shall be delivered to the Employee within a reasonable time, not exceeding ten days after the Option shall have been so exercised. The person in whose name any certificates for shares of Common Stock is issued upon exercise of any Option shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Option was surrendered and payment of the Purchase Price made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

     4. Adjustment of Number of Option Shares.

        (a) If, at any time after the date of this Agreement, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Purchase Price shall be appropriately decreased and the number of shares of Optioned Stock thereafter issuable on exercise of the Option shall be increased in proportion to such increase in outstanding shares.

        (b) If, at any time after the date of this Agreement, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Purchase Price shall be appropriately increased and the number of shares of Common Stock issuable on exercise of this Option shall be decreased in proportion to such decrease in outstanding shares.

     5. Representations, Warranties and Agreements of the Employee with respect to registration of the sale of the Optioned Stock and Continued Applicability of Agreement. The Employee hereby represents and warrants to the Company that the Optioned Stock will be acquired for the Employee's own account, for investment purposes and not with a view to the distribution thereof, nor with any intention of making such distribution at the time the Option is exercised. The Employee understands that the sale of the Employee of Optioned Stock has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of its proposed issuance in a transaction exempt from the registration requirements of the Securities Act and that the Optioned Stock must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or the transaction is exempt from registration. In connection with the foregoing, the Employee also agrees that the issuance of all or any portion of the Optioned Stock is subject to the receipt by the Company at the time of its issuance of an opinion of its counsel that the issuance of such shares is exempt from registration pursuant to an exemption provided for in the Securities Act, and that the Company will not be liable for any damages incurred by Employee in the event such an opinion cannot reasonably be optioned.


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     6. Procedures on Sale of Optioned Stock to Third Parties.  Except as
otherwise expressly provided herein, the Employee hereby agrees, and each member of the Group to which the Employee belongs shall be deemed to agree, that he or it shall not sell any of the Optioned Stock or any right to the Optioned Stock except in accordance with the following procedures:

        (a) The Selling Group shall first deliver to the Company a written notice, which shall be irrevocable for a period of 30 days after the delivery thereof, offering all or any part of the Optioned Stock owned by the Selling Group at the purchase price and on the terms specified therein. Upon delivery of such notice, the Company shall have the right and option to purchase all or any part of the Optioned Stock so offered at the purchase price and on the terms stated in the notice of intention to Sell (such acceptance to be made by the delivery of a written notice to the Selling Group within the 30-day period after delivery of the aforesaid notice of intention to Sell).

        (b) Sales of Optioned Stock under the terms of Section 6 hereof shall be made at the offices of the Company on a mutually satisfactory business day within 30 days after the expiration of the period during which the Company may elect to purchase it. Delivery of certificates or other instruments evidencing such Optioned Stock duly endorsed for transfer to the Company, shall be made on such date against payment of the purchase price by certified or bank checks drawn on a New York Clearinghouse member bank.

        (c) If effective acceptance shall not be received pursuant to Section 6(a) with respect to the Optioned Stock offered for sale pursuant to the aforesaid written notice, then the Selling Group may Sell all or any part of the remaining Optioned Stock so offered for sale at a price not less than the price, and on terms not more favorable to the purchaser thereof than the terms, stated in the written notice of intention to Sell, at any time within 90 days after the expiration of the offer made pursuant to Sections 6(a). In the event the remaining Optioned Stock is not sold by the Selling Group during such 90-day period, the right of the Selling Group to Sell such remaining Optioned Stock shall expire and the obligations of this Section 6 shall be reinstated; provided, however, that in the event the Selling Group determines, at any time during such 90-day period, that the sale of all or any part of the remaining Optioned Stock on the terms set forth in the written notice of intention to Sell is impractical, the Selling Group can terminate the offer and reinstate the procedure provided in this Section 6 without waiting for the expiration of such 90-day period.

        (d) The Selling Group may specify in the written notice of intention to Sell contemplated by Section 6(a) hereof that all Optioned Stock mentioned therein must be sold, in which case acceptances received pursuant to Section 6(a) hereof shall be deemed conditioned upon (i) receipt of written notices of acceptance with respect to all Optioned Stock mentioned in such written notice of intention to Sell and/or (ii) the sale of the remaining Optioned Stock, if any, pursuant to Section 6(c) hereof.


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        (e) Notwithstanding anything contained herein to the contrary, any purchaser of Optioned Stock (other than the Company) shall agree in writing in advance of any purchase of Optioned Stock hereunder that such purchaser shall be bound by and comply with the terms and provisions of this Agreement as if such purchaser shall be were the "Employee" hereunder, and the Optioned Stock so purchased shall continue to be subject to repurchase as herein provided.

        (f) The provisions of this Section 6 shall not apply to any Sale of Optioned Stock consummated after the completion of a bona fide initial public offering of shares of capital stock of the Company registered with the Securities and Exchange Commission.

     7. No Right to Employment. This Agreement shall not entitle the Employee to any right or claim to be employed as an employee of the Company or limit the right of the Company to terminate the employment of the Employee or to change the terms of such employment.

     8. Legends. All stock certificates representing Optioned Stock issued to the Employee shall have affixed thereto a legend substantially in the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN OPTION AGREEMENT FOR THE PURCHASE OF RESTRICTED STOCK BETWEEN EDUCATIONAL MEDICAL, INC. AND ONE OF ITS EMPLOYEES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF EDUCATIONAL MEDICAL, INC."

     9. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by air courier or first class or certified mail addressed as follows:


  If to the Employee:  At the address specified at the foot of this Agreement



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      If to the Company:   Educational Medical, Inc.
                           1327 Northmeadow Parkway
                           Suite 132
                           Roswell, GA 33076
                           Attn:  President

      With a copy to:


                           Attn:  Morris C. Brown


or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of delivery if personally delivered; on the business day after the date when sent if sent by air courier; and on the third business day after the date when sent if sent by mail, in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked direction from such party.

     10. Governing Law. This Agreement shall be governed by, and construed in accordance with, (a) the laws of the State of Georgia applicable to contracts made and to be performed wholly therein and (b) the laws of the State of Delaware applicable to corporations organized under the laws of such state.

     11. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all previously written or oral negotiations, commitments, representations and agreements.

     12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     13. Amendments. This Agreement, or any provisions hereof, may not be amended, changed or modified without the prior written consent of each of the parties hereto.


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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                      EDUCATIONAL MEDICAL, INC.



                                      By:_______________________________________
                                         Authorized Signatory
ACCEPTED AND AGREED TO:
[NAME OF EMPLOYEE]


______________________________

[ADDRESS OF EMPLOYEE]

______________________________
______________________________
______________________________
______________________________





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